Exhibit 99.(h)(5)(G)

SIXTH AMENDMENT TO

ADMINSTRATIVE SERVICES AGREEMENT

This Sixth Amendment (the “Amendment”) to the Administrative Services Agreement dated June 10, 2019, by and among AMERICAN BEACON FUNDS, a Massachusetts business trust, AMERICAN BEACON INSTITUTIONAL FUNDS TRUST, a Delaware Statutory Trust, AMERICAN BEACON ADVISORS, INC., a Delaware corporation, and PARAMETRIC PORTFOLIO ASSOCIATES LLC, a Delaware limited liability company (the “Agreement”) is effective as of May 1, 2024.

WHEREAS, the parties desire to amend certain provisions of the Agreement, as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

1.        Amendment to Agreement.

Schedules A and B of the Agreement are hereby deleted in their entirety and replaced with Schedules A and B attached hereto to reflect the name changes from American Beacon Bridgeway Large Cap Growth Fund and American Beacon Bridgeway Large Cap Value Fund to American Beacon Man Large Cap Growth Fund and American Beacon Man Large Cap Value Fund, respectively.

2.       Miscellaneous.

(a)       Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

(b)       This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

ACCEPTED AND APPROVED BY:		ACCEPTED AND APPROVED BY:

AMERICAN BEACON FUNDS		AMERICAN BEACON ADVISORS
On behalf of its series on Schedule B of the Agreement, and

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
On behalf of its series on Schedule B of the Agreement

By:	/s/ Jeffrey K. Ringdahl	By:	/s/ Paul B. Cavazos
Name:	Jeffrey K. Ringdahl	Name:	Paul B. Cavazos
Title:	President	Title:	Sr. Vice President

ACCEPTED AND APPROVED BY:
PARAMETRIC PORTFOLIO ASSOCIATES LLC

By:	/s/ Thomas Lee
Name:	Thomas Lee
Title:	CIO

SCHEDULE A

Dated May 1, 2024

TO THE

ADMINISTRATIVE SERVICES AGREEMENT

Dated: June 10, 2019, as amended

Statement of Intent/Operating Procedures

Parametric Portfolio Associates LLC (“Parametric”) shall fulfil its duties set forth in the Administrative Services Agreement, as amended (the “Agreement”) in accordance with the following:

I.	Scope of the Engagement.

The Trusts are seeking to equitize the cash balances of certain mutual fund portfolios (each, a “Fund”) of American Beacon Funds and American Beacon Institutional Funds Trust (the “Trusts”). American Beacon Advisors, Inc. (“ABA”), as authorized by the Trusts, will manage the underlying cash balances and has directed Parametric under the terms of the Agreement to perform certain administrative functions related to the purchase and sale of futures to maintain appropriate equity exposure as directed by ABA under the Agreement. ABA and the Trusts hereby direct Parametric to equitize approximately 100% of the Liquid Assets (as defined in Section 3 of the Agreement) of each Fund (allowing for the fact that there may be de minimis amounts of the cash balance not equitized, as fractional futures contracts cannot be purchased) in order to maintain exposure for each Fund’s Liquid Assets on a daily basis, each in accordance with the instructions in this Schedule A, until otherwise directed in writing by ABA for each Fund.

Directions related to the equitized amounts, the futures contracts used and the list of approved futures commission merchants and US Treasury dealers are listed below. ABA may in its judgment direct Parametric to implement the equitization using futures other than those listed below upon written notice to, and acceptance by, Parametric in writing.

II.	Implementation.

For a new Account (as defined in Section 2 of the Agreement) of a Fund, ABA and the Trusts will direct Parametric to equitize any initial portfolio cash balances, and, on an ongoing basis, Parametric will buy and/or sell the appropriate number of approved contracts to reflect changes in the underlying cash balances using the procedures listed in Section III of this Schedule A. Such procedures may be modified by written notice from ABA to Parametric with its written consent.

The derivative exposure1 from equitization for each eligible Fund listed on Schedule B of the Agreement is capped at 9% of the total Fund value (including subscription and redemption activity). Parametric will rely on the information provided by the custodian to determine the total Fund value. Parametric will base the exposure percentage of the Fund solely on information provided daily by the Fund’s custodian and for the avoidance of doubt Parametric is not otherwise responsible for calculating or determining the Fund’s total value. Parametric will contact ABA for instructions in the following instances: (i) the derivative exposures are passively over the 9% cap, or (ii) the target trade would cause the derivative exposure to exceed the 9% cap.

[1]	Derivative exposure is generally calculated as the number of exchanged-traded listed futures contracts × index price × multiplier

III.	Daily Operating Procedures

Morning	Parametric receives necessary information from the custodian’s Mutual Fund Custody Group (“MFG”) to determine the level of Liquid Assets, including subscription and redemption activity. Liquid Assets include, but are not limited to, cash, short-term holdings, United States Treasury securities, balances in any money market fund, unsettled cash from open transactions and variation margin held in the Account for futures transactions.

Prior to Noon	Parametric posts a daily tracking report to a secure client portal and notifies ABA when the report is available. Parametric contacts ABA if report will be delayed.

During market hours	In accordance with the Agreement and any subsequent ABA instruction, Parametric calculates 100% of Liquid Assets as the amount to be equitized and calculates the number of futures contracts to be purchased or sold for each Fund. Number of contracts is determined by size of Liquid Assets in each Fund and type of contract is specified in Section V below.

During market hours	Parametric executes trades with one or more FCMs or one or more executing brokers, to be cleared at one or more approved FCMs, as specified in Section VI below.

During business day	Parametric electronically receives trade confirmation data from FCMs. All trade data is confirmed. Trade information is processed.

Prior to 9am (next day)	Parametric sends daily calculations of variation margin to MFG which confirms these calculations with the statements received from the FCMs.

IV.	Eligible Funds

See Schedule B of the Agreement

V.	List of Approved Futures Contracts by Fund

Portfolio	Futures Contract	FCM
Balanced Fund	S&P 500
Man Large Cap Growth Fund	S&P 500
Man Large Cap Value Fund	S&P 500
Diversified Fund	See below*
International Equity	MSCI EAFE
Large Cap Value	S&P 500
Small Cap Value	Russell 2000
The London Company Income Equity	S&P 500

*  The Diversified Fund cash balances may be equitized using the following contracts. Each contract shall be weighted to track the MSCI All Country World Index.

•	S&P 500 Mini Index Futures
•	MSCI EAFE Mini Index Futures
•	MSCI Emerging Markets Index Futures

VI.	List of Approved Futures Commission Merchants

A.	Goldman, Sachs & Co.

VII.	List of Approved US Treasury Dealers
Dealer

Bank of America Merrill Lynch

Barclays Capital Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc./Salomon Brothers

Deutsche Bank Securities Inc.

Goldman Sachs & Co.

Jefferies & Company Inc.

JP Morgan Chase

Morgan Stanley & Co. Inc.

Nomura Securities International

RBC Capital Markets LLC

Societe Generale

Wells Fargo

(Signature page follows)

ACCEPTED AND APPROVED BY:

AMERICAN BEACON FUNDS
On behalf of its series on Schedule B of the Agreement, and

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
On behalf of its series on Schedule B of the Agreement

By:	/s/ Jeffrey K. Ringdahl
Name:	Jeffrey K. Ringdahl
Title:	President

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Paul Cavazos
Name:	Paul Cavazos
Title:	Sr. Vice President

PARAMETRIC PORTFOLIO ASSOCIATES LLC

By:	/s/ Thomas Lee
Name:	Thomas Lee
Title:	CIO

SCHEDULE B

Dated: May 1, 2024

TO THE

ADMINISTRATIVE SERVICES AGREEMENT

Dated: June 10, 2019, as amended

Eligible Funds

Trust	Funds
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST	Diversified Fund
AMERICAN BEACON FUNDS	Balanced Fund International Equity Fund
Large Cap Value Fund
Man Large Cap Growth Fund Man Large Cap Value Fund Small Cap Value Fund The London Company Income Equity Fund